CERTIFICATE OF INCORPORATION

OF

GENERAL MOLY, INC.

ARTICLE I

Name

The name of this Corporation is General Moly, Inc. (the “Corporation”).

ARTICLE II

Registered Offices

The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent is The Corporation Trust Company.

ARTICLE III

Purpose

This Corporation is organized for the purposes of transacting any and all lawful business for which a corporation may be incorporated under Section 102 of the General Corporation Law of the State of Delaware, as amended.

ARTICLE IV

Duration

This Corporation shall have perpetual existence.

ARTICLE V

Authorized Capital Stock

The authorized capital stock of the Corporation shall consist of two classes of stock, designated as Common Stock and Preferred Stock.

The total number of shares of Common Stock that the Corporation will have authority to issue is Two Hundred Million (200,000,000). The shares shall have $.001 par value. All of the Common Stock authorized herein shall have equal voting rights and powers without restrictions in preference.

The total number of shares of Preferred Stock that the Corporation will have authority to issue is Ten Million (10,000,000). The Preferred Stock shall have $.001 par value. The Preferred Stock shall be entitled to preference over the Common Stock with respect to the distributions of assets of the corporations in the event of liquidation, dissolution, or winding up of the Corporation, whether voluntarily or involuntarily, or in the event of any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs. Shares of Preferred Stock of the Corporation may be issued from time to time in one or more series,

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each of which series shall have such distinctive designation or title and such number of shares as shall be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it. The Board of Directors is further authorized to increase or decrease (but not below the number of shares then outstanding) the number of shares of any series of Preferred Stock subsequent to the issuance of shares of that series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status of which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE VI

Incorporator

The name and mailing address of the incorporator is:

Name	Mailing Address

Gary J. Kocher	Kirkpatrick & Lockhart Preston Gates and Ellis LLP 925 Fourth Avenue, Suite 2900 Seattle, Washington 98104-1158

ARTICLE VII

Voting

The holders of any of the Corporation’s capital stock shall possess voting power for the election of directors and for all other purposes, subject to such limitations as may be imposed by law and by any provision of the Certificate of Incorporation in the exercise of their voting power. Cumulative voting for the election of directors is hereby expressly prohibited. The holders of Common Stock shall be entitled to one vote for each share held. All of the Common Stock authorized herein shall have equal voting rights and powers without restrictions in preference.

ARTICLE VIII

Board of Directors

The number of directors which shall constitute the entire Board of Directors shall not be less than one (1) nor more than fifteen (15), which number shall be determined from time to time by the Board of Directors. In case of a vacancy in the Board of Directors because of a director’s resignation, removal or other departure from the board or because of an increase in the number of directors, the remaining directors, by majority vote, may elect a director to fill such vacancy and vacancies.

ARTICLE IX

Director Liability

No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director, except to the extent provided by applicable law (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which such director derived an improper personal benefit. If the General Corporation Law of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware as so amended. No amendment to or repeal of this Article IX shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

ARTICLE X

Indemnification of Directors

To the fullest extent permitted by applicable law, this Corporation is authorized to provide indemnification of (and advancement of expenses to) agents of this Corporation (and any other persons to which General Corporation Law permits this Corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law, subject only to limits created by applicable General Corporation Law (statutory or non-statutory), with respect to actions for breach of duty to this Corporation, its stockholders, and others.

Any amendment, repeal or modification of the foregoing provisions of this Article shall not adversely affect any right or protection of a director, officer, agent, or other person existing at the time of, or increase the liability of any director of this Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to, such amendment, repeal or modification.

ARTICLE XI

Bylaws

Subject to the power of shareholders to amend or repeal, the Board of Directors of this Corporation shall have the power to enact and amend such Bylaws defining the powers and duties of the officers of the Corporation and providing for such other matters in relation to its affairs as they may deem necessary and convenient, provided the same are not out of harmony with the laws of the State of Delaware or this Certificate of Incorporation. Further, subject to any express provision contained in the Bylaws that requires a higher voting threshold, the Bylaws may be altered, amended or repealed by the affirmative vote of the holders of not less than a majority of the outstanding voting power entitled to vote at any regular or special meeting of the shareholders.

ARTICLE XII

Amendment to Certificate of Incorporation

This Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE XIII

Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

The undersigned being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does hereby make this Certificate, hereby declaring and certifying that this is the undersigned’s act and deed and the facts herein stated are true, and accordingly has hereunto set the undersigned’s hand this 22nd day of August, 2007.

/s/ Gary J. Kocher, Incorporator

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

GENERAL MOLY, INC.

General Moly, Inc., a corporation organized and existing under the laws of the State of Delaware (“Corporation”), hereby certifies that:

1.The name of this Corporation is General Moly, Inc.  The Corporation filed its original Certificate of Incorporation with the Secretary of State of the State of Delaware on August 22, 2007.

2.This Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation.

3.This Certificate of Amendment hereby amends the Certificate of Incorporation by deleting Article V thereof in its entirety and replacing it with the following:

“The authorized capital stock of the Corporation shall consist of two classes of stock, designated as Common Stock and Preferred Stock.

The total number of shares of Common Stock that the Corporation will have authority to issue is Six Hundred Fifty Million (650,000,000). The shares shall have $.001 par value. All of the Common Stock authorized herein shall have equal voting rights and powers without restrictions in preference.

The total number of shares of Preferred Stock that the Corporation will have authority to issue is Ten Million (10,000,000). The Preferred Stock shall have $.001 par value. The Preferred Stock shall be entitled to preference over the Common Stock with respect to the distributions of assets of the corporations in the event of liquidation, dissolution, or winding up of the Corporation, whether voluntarily or involuntarily, or in the event of any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs. Shares of Preferred Stock of the Corporation may be issued from time to time in one or more series, each of which series shall have such distinctive designation or title and such number of shares as shall be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series of Preferred Stock as may be

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adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it. The Board of Directors is further authorized to increase or decrease (but not below the number of shares then outstanding) the number of shares of any series of Preferred Stock subsequent to the issuance of shares of that series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status of which they had prior to the adoption of the resolution originally fixing the number of shares of such series.”

4.Except as herein amended, the Certificate of Incorporation of the Corporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this 14th day of July, 2015.

GENERAL MOLY, INC.

/s/ Bruce D. Hansen

Bruce D. Hansen
Chief Executive Officer

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